UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5 2006, (March 31, 2006)

Global Signal Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32168	65-0652634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 364-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Entry into a Material Definitive Agreement

On March 31, 2006, Greenhill Capital Partners, LLC (“Greenhill Capital”) informed Global Signal Inc. (the “Company”) as follows:

“Affiliates of Greenhill Capital entered into a credit arrangement, dated as of March 31, 2006, with Morgan Stanley Mortgage Capital, Inc. as Administrative Agent and certain lenders. Pursuant to the credit arrangement, the affiliates will have the ability to borrow $168,188,400 million from the lenders thereunder. This amount has been secured by, among other things, a pledge by the affiliates of a total of 10,511,778 shares of common stock of the Company owned by such affiliate, representing approximately 15.1% of the Company’s issued and outstanding common stock as of the date hereof. The borrowings are conditioned upon the effectiveness of the Registration Statement on Form S-3 filed March 22, 2006 which covers sales of the pledged shares. Of the total amount to be borrowed, $70,000,000 will be used to refinance their existing facility.

The credit arrangement contains customary default provisions and also requires prepayment of a portion of the borrowings by the affiliates in the event the trading price of the common stock of the Company decreases below certain specified levels. In the event of a default under the credit arrangement by the affiliates, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliates have exercised their right to cause the Company to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among the Company, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement covers sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them.

The Company is not a party to the credit agreement and has no obligations thereunder. Mr. Robert H. Niehaus, the Company’s Vice Chairman of its Board of Directors, owns an interest in the private equity funds managed by Greenhill Capital and is the Chairman of Greenhill Capital which acts as the general partner of the manager of the borrower and of one of the Company’s principal stockholders, Greenhill Capital Partners, L.P.

This information shall also be deemed to be filed under Item 5.01 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SIGNAL INC.
(Registrant)

/s/ Jeffrey A. Klopf
Jeffrey A. Klopf
Executive Vice President, General Counsel and Secretary

Date: April 5, 2006